EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of Sonic Automotive, Inc.:

•	Registration Statement No. 333-82615 on Form S-3;
•	Registration Statement No. 333-81059 on Form S-8;
•	Registration Statement No. 333-81053 on Form S-8;
•	Registration Statement No. 333-71803 on Form S-3;
•	Registration Statement No. 333-69907 on Form S-8;
•	Registration Statement No. 333-69899 on Form S-8;
•	Registration Statement No. 333-68183 on Form S-3;
•	Registration Statement No. 333-65447 on Form S-8;
•	Registration Statement No. 333-49113 on Form S-8;
•	Registration Statement No. 333-96023 on Form S-3;
•	Registration Statement No. 333-51978 on Form S-4;
•	Registration Statement No. 333-50430 on Form S-3;
•	Post-Effective Amendment No. 2 to the Registration Statement No. 333-69901 on Form S-8;
•	Post-Effective Amendment No. 1 to the Registration Statement No. 333-95791 on Form S-8;
•	Post-Effective Amendment No. 1 to the Registration Statement No. 333-46272 on Form S-8;
•	Post-Effective Amendment No. 1 to the Registration Statement No. 333-46274 on Form S-8;
•	Amendment No. 1 to the Registration Statement No. 333-75220 and Nos. 333-75220-01 through 333-75220-I2 on Form S-4;
•	Amendment No. 3 to the Registration Statement No. 333-86672 and Nos. 333-86672-01 through 333-86672-216 on Form S-3;
•	Registration Statement No. 333-102052 on Form S-8;
•	Registration Statement No. 333-102053 on Form S-8;
•	Registration Statement No. 333-109411 on Form S-8;
•	Amendment No. 1 to the Registration Statement No. 333-109426 and Nos. 333-109426-1 through 333-109426-261; and
•	Amendment No. 1 to the Registration Statement No. 333-111463 and Nos. 333-111463-1 through 333-111463-263 of our report dated March 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, both effective January 1, 2002, and Emerging Issues Task Force 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, effective January 1, 2003) appearing in this Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2003.

Deloitte & Touche LLP

Charlotte, North Carolina

March 8, 2004